Exhibit 99.1
Performant Financial Corporation Announces Financial Results for Second Quarter 2022
Livermore, Calif., August 8, 2022 - Performant Financial Corporation (Nasdaq: PFMT), (the "Company"), a leading provider of technology-enabled audit, recovery, and related analytics services in the United States with a focus in the healthcare payment integrity services industry, today reported the following financial results for its second quarter ended June 30, 2022:

Second Quarter Financial Highlights

•Total revenues of $25.7 million, compared to revenues of $32.8 million in the prior year period.
•Healthcare revenues of $21.8 million, compared to $18.6 million in the prior year period, an increase of 17.0%
•Net loss of approximately $(3.2) million, or $(0.04) per diluted share, compared to net loss of $(1.5) million, or $(0.03) per diluted share, in the prior year period.
•Adjusted net loss was $(2.9) million, or $(0.04) per diluted share, compared to adjusted net income of 0.5 million, or $0.01 per diluted share, in the prior year period.
•Adjusted EBITDA of $(1.4) million, compared to $4.2 million in the prior year period.

Second Quarter 2022 Results
Total revenues in the second quarter were $25.7 million, a decrease from revenues of $32.8 million in the prior year period. Healthcare revenues in the second quarter of 2022 were $21.8 million, an increase of 17% from revenues of $18.6 million in the prior year period. Within Healthcare, claims-based services revenue in the second quarter of 2022 was $9.3 million, while revenues from eligibility-based services in the second quarter was $12.4 million.
“The second quarter of 2022, marked yet another quarter of strong year-over-year growth in our healthcare revenues supported by our robust sales pipeline and steady implementation conversion,” stated Simeon Kohl, President of Performant. “We are also pleased to announce that Melissa Christ has joined Performant as Chief People Officer. Melissa brings over 20 years of experience in people strategy and working with high-growth companies. People are at the core of everything we do, and we are excited to have such an experienced leader to help navigate this important period of growth.”
Recovery revenues in the second quarter were $7 thousand, a decrease of 99.9% from revenues of $11.1 million in the prior year period due to the cessation of non-healthcare recovery activity which largely occurred by the end of 2021. Revenues from our Customer Care / Outsourced Services in the second quarter were $3.9 million, up $0.8 million compared to the prior year period.
Net loss for the second quarter was $3.2 million, or $(0.04) per share on a diluted basis, compared to a net loss of $1.5 million, or $(0.03) per share on a diluted basis, in the prior year period. Adjusted net loss for the second quarter was $2.9 million, or $(0.04) per share on a diluted basis, compared to adjusted net income of $0.5 million, or $0.01 per diluted share, in the prior year period. Adjusted EBITDA for the second quarter was $(1.4) million as compared to $4.2 million in the prior year period.
As of June 30, 2022, the Company had cash, cash equivalents, and restricted cash of approximately $18.2 million.

“Given our continued achievements in the second quarter, and in combination with the KPI and opportunity growth ahead of us, we remain pleased with how we are tracking toward current year expectations and more importantly, our long term goals,” stated Rohit Ramchandani, Senior Vice President of Finance and Strategy at Performant. “Despite a tumultuous macroeconomic climate we remain well capitalized and positioned to continue executing against our investment strategies, which will promote continued long-term growth. As we look ahead to the second half of the year, we are pleased to reiterate our Healthcare revenue and adjusted EBITDA guidance ranges for 2022 of $92-$96MM and $2-$4 million respectively.”

Note Regarding Use of Non-GAAP Financial Measures
In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.
Earnings Conference Call
The Company will hold a conference call to discuss its second quarter 2022 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 877-704-4453 (domestic) or 201-389-0920 (international).
A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13731883. The telephonic replay will be available approximately three hours after the call, through August 15, 2022.
About Performant Financial Corporation
Performant is a leading provider of technology-enabled audit, recovery, and analytics services in the United States with a focus in the healthcare payment integrity industry. Performant works with healthcare payers through claims auditing and eligibility-based (also known as coordination-of-benefits) services to identify improper payments. The Company engages clients in both government and commercial markets. The Company also has a call center which serves clients with complex consumer engagement needs. Clients of the Company typically operate in complex and highly regulated environments and contract for their payment integrity needs in order to reduce losses on improper healthcare payments.
Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's outlook for revenues, net income (loss), and adjusted EBITDA in 2022 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that the Company faces a long period to implement a new contract which may result in the incurring of expenses before the receipt of revenues from new client relationships, that the high level of revenue concentration among the Company's largest customers and any termination of or deterioration in the Company’s relationship with any of its significant clients would result in a material decline in revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice, that the U.S. federal government accounts for a significant portion of the Company's revenues, that downturns in domestic or global economic conditions and other macroeconomic factors could harm the Company’s business and results of operations, that the Company may not have sufficient cash flows from operations to fund ongoing operations and other liquidity needs, that the Company may not be able to manage its potential growth effectively, that the Company faces significant competition in all of its markets, the material adverse impact of the COVID-19 pandemic on the Company's business, results of operations and financial condition as well as on the business operations and financial performance of many of its customers, that limitations on the scope of the Company's audit activity under its claims audit contracts may reduce revenue opportunities, that the Company’s indebtedness could adversely affect its business and financial condition and could reduce the funds available for other purposes and the failure to comply with covenants contained in its credit agreement could result in an event of default that could adversely affect its results of operations, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2021 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.
Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,973	$17,347
Restricted cash	2,203	2,203
Trade accounts receivable, net of allowance for doubtful accounts of $29 and $—, respectively	19,880	20,808
Contract assets	9,197	8,113
Prepaid expenses and other current assets	3,334	3,077
Income tax receivable	3,248	3,159
Total current assets	53,835	54,707
Property, equipment, and leasehold improvements, net	15,036	15,708
Goodwill	47,372	47,372
Right-of-use assets	2,647	3,235
Other assets	969	963
Total assets	$119,859	$121,985
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable, net of unamortized debt issuance costs of $14 and $11, respectively	$736	$489
Accrued salaries and benefits	7,395	8,476
Accounts payable	963	1,124
Other current liabilities	2,124	3,732
Contract liabilities	366	634
Estimated liability for appeals and disputes	1,076	1,190
Lease liabilities	1,404	1,862
Total current liabilities	14,064	17,507
Notes payable, net of current portion and unamortized debt issuance costs of $366 and $416, respectively	18,634	19,084
Lease liabilities	1,557	1,803
Other liabilities	1,179	1,168
Total liabilities	35,434	39,562
Commitments and contingencies (note 3 and note 4)
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at June 30, 2022 and December 31, 2021 respectively; issued and outstanding 73,818 and 69,281 shares at June 30, 2022 and December 31, 2021, respectively	7	7
Additional paid-in capital	140,506	133,662
Accumulated deficit	(56,088)	(51,246)
Total stockholders’ equity	84,425	82,423
Total liabilities and stockholders’ equity	$119,859	$121,985

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$25,681	$32,842	$52,764	$64,232
Operating expenses:
Salaries and benefits	20,903	23,295	41,342	47,385
Other operating expenses	8,081	10,759	16,212	21,115
Total operating expenses	28,984	34,054	57,554	68,500
Loss from operations	(3,303)	(1,212)	(4,790)	(4,268)
Interest expense	(216)	(2,126)	(371)	(3,472)
Loss before provision for income taxes	(3,137)	(1,489)	(4,779)	(5,891)
Provision for income taxes	32	33	63	70
Net loss	$(3,169)	$(1,522)	$(4,842)	$(5,961)
Net loss per share
Basic	$(0.04)	$(0.03)	$(0.07)	$(0.11)
Diluted	$(0.04)	$(0.03)	$(0.07)	$(0.11)
Weighted average shares
Basic	73,502	55,516	71,698	55,167
Diluted	73,502	55,516	71,698	55,167

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(4,842)	$(5,961)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss (gain) on disposal of assets and impairment of long-lived assets	(15)	674
Depreciation and amortization	2,260	3,040
Right-of-use assets amortization	588	1,015
Stock-based compensation	1,281	1,423
Interest expense from debt issuance costs	48	1,133
Gain on sale of certain recovery contracts	(382)	(1,849)
Changes in operating assets and liabilities:
Trade accounts receivable	928	3,417
Contract assets	(1,084)	(1,304)
Prepaid expenses and other current assets	(257)	564
Income tax receivable	(89)	(934)
Other assets	(6)	121
Accrued salaries and benefits	(1,081)	(1,072)
Accounts payable	(161)	439
Contract liabilities and other current liabilities	(1,860)	(1,147)
Estimated liability for appeals and disputes	(114)	3,486
Lease liabilities	(704)	(1,167)
Other liabilities	12	(414)
Net cash (used in) provided by operating activities	(5,478)	1,464
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(1,589)	(1,604)
Proceeds from sale of certain recovery contracts	382	2,406
Net cash (used in) provided by investing activities	(1,207)	802
Cash flows from financing activities:
Repayment of notes payable	(250)	(7,650)
Debt issuance costs paid	(2)	(150)
Taxes paid related to net share settlement of stock awards	—	(633)
Proceeds from exercise of warrants	5,563	23
Net cash provided by (used in) financing activities	5,311	(8,410)
Net decrease in cash, cash equivalents and restricted cash	(1,374)	(6,144)
Cash, cash equivalents and restricted cash at beginning of period	19,550	18,296
Cash, cash equivalents and restricted cash at end of period	$18,176	$12,152
Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$15,973	$9,949
Restricted cash	2,203	2,203
Total cash, cash equivalents and restricted cash at end of period	$18,176	$12,152
Non-cash financing activities:
Recognition of earnout shares issued	$—	$801
Recognition of warrants associated with notes payable	$—	$5,237
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$238	$1,482
Cash paid for interest	$244	$2,340

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Adjusted EBITDA:
Net income (loss)	$(3,169)	$(1,522)	$(4,842)	$(5,961)
Provision for income taxes	32	33	63	70
Interest expense (1)	216	2,126	371	3,472
Stock-based compensation	723	774	1,281	1,423
Depreciation and amortization	1,158	2,024	2,260	3,040
Impairment of long-lived assets	—	—	—	636
Severance expenses (4)	37	1,188	179	1,496
Non-core operating expenses (5)	2	$1,397	6	1,908
Gain on sale of certain recovery contracts (6)	(382)	(1,849)	(382)	(1,849)
Adjusted EBITDA	$(1,383)	$4,171	$(1,064)	$4,235

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Adjusted Net Income (Loss):
Net income (loss)	$(3,169)	$(1,522)	$(4,842)	$(5,961)
Stock-based compensation	723	774	1,281	1,423
Amortization of intangible assets (2)	—	558	—	617
Amortization of debt issuance costs (3)	24	764	48	1,133
Impairment of long-lived assets	—	—	—	636
Severance expenses (4)	37	1,188	179	1,496
Non-core operating expenses (5)	2	1,397	6	1,908
Gain on sale of certain recovery contracts (6)	(382)	(1,849)	(382)	(1,849)
Tax adjustments (7)	(111)	(779)	(311)	(1,475)
Adjusted net income (loss)	$(2,876)	$531	$(4,021)	$(2,072)

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Adjusted Net Income (Loss) Per Diluted Share:
Net income (loss)	$(3,169)	$(1,522)	$(4,842)	$(5,961)
Plus: Adjustment items per reconciliation of adjusted net income (loss)	293	2,053	821	3,889
Adjusted net income (loss)	$(2,876)	$531	$(4,021)	$(2,072)
Adjusted net income (loss) per diluted share	$(0.04)	$0.01	$(0.06)	$(0.04)
Diluted average shares outstanding (8)	73,502	60,617	71,698	55,167
We are providing the following preliminary estimates of our financial results as follows:

	Six Months Ended		Six Months Ended	Year Ended
	June 30, 2022		December 31, 2022	December 31, 2021	December 31, 2022
	Actual		Estimate	Actual	Estimate
Adjusted EBITDA:
Net income (loss)	$(4,842)		$ (282) to (2,287)	$(10,288)	$ (5,124) to (7,124)
Provision for income taxes	63		(413) to 687	62	(350) to 750
Interest expense (1)	371		629 to 1,129	11,313	1,000 to 1,500
Stock-based compensation	1,281		719 to 1,719	2,640	2,000 to 3,000
Depreciation and amortization	2,260		2,490 to 3,490	5,188	4,750 to 5,750
Impairment of long-lived assets	—		—	636	—
Severance expenses (4)	179		(79) to 321	2,160	100 to 500
Non-core operating expenses (5)	6		—	2,588	6
Gain on sale of certain recovery contracts (6)	(382)		—	(2,403)	(382)
Adjusted EBITDA	$(1,064)	$(1,064)	$ 3,064 to 5,064	$11,896	$ 2,000 to 4,000

(1)Represents interest expense and amortization of debt issuance costs related to our Credit Agreement and Prior Credit Agreement.
(2)Represents amortization of intangibles related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004.
(3)Represents amortization of debt issuance costs related to our Credit Agreement and Prior Credit Agreement.
(4)Represents severance expenses incurred in connection with a reduction in force for our non-healthcare recovery services.
(5)Represents professional fees related to strategic corporate development activities.
(6)Represents gain on the sale of certain non-healthcare recovery contracts.
(7)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.
(8)While net loss for the three months ended June 30, 2021 is ($1,522), the computation of adjusted net income results in adjusted net income of $531. Therefore, the calculation of the adjusted earnings per diluted share for the three months ended June 30, 2021 includes dilutive common share equivalents of 5,101 added to the basic weighted average shares of 55,516.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)
We are providing the following historical breakdown of the quarterly and annual revenue contributions under the new contribution breakdowns of our healthcare revenue results for the three and six months ended June 30, 2022, and for the years ended December 31, 2021 and 2020:

	For the Three Months Ended		For the Six Months Ended
	March 31, 2022	June 30, 2022	June 30, 2022
	(in thousands)
Eligibility-based	$14,215	$12,417	$26,632
Claims-based	9,149	9,339	18,488
Healthcare Total	23,364	21,756	45,120
Recovery	118	7	125
Customer Care / Outsourced Services	3,601	3,918	7,519
Total	$27,083	25,681	$52,764

	For the Three Months Ended				For the Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021

Eligibility-based	$7,911	$11,577	$12,727	$16,061	$48,276
Claims-based	5,375	7,025	7,280	9,498	29,178
Healthcare Total	13,286	18,602	20,007	25,559	77,454
Recovery	14,491	11,091	5,490	2,333	33,405
Customer Care / Outsourced Services	3,613	3,149	3,085	3,687	13,534
Total	$31,390	$32,842	$28,582	$31,579	$124,393

	For the Three Months Ended				For the Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020

Eligibility-based	$10,949	$11,292	$13,480	14,126	$49,847
Claims-based	6,575	3,301	4,086	4,739	18,701
Healthcare Total	17,524	14,593	17,566	18,865	68,548
Recovery	24,265	16,167	15,443	17,521	73,396
Customer Care / Outsourced Services	4,099	3,025	3,219	3,650	13,993
Total	$45,888	$33,785	$36,228	$40,036	$155,937